                                                                     EXHIBIT 11
                                                                     Page 1 of 2

                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


PRIMARY EARNINGS PER SHARE CALCULATIONS

                                        Three Months        Nine Months
                                    Ended September 30, Ended September 30,
                                    ------------------  ------------------
                                      1994      1993      1994      1993
                                    -------   --------  --------  --------
INCOME DATA:

Income before cumulative
  effect of change in
  accounting principle              $22,406   $41,710   $ 65,062  $89,198

Preferred stock dividends            (3,953)     -       (11,859)    -
                                    -------   -------   --------  -------

Income before cumulative
  effect of change in
  accounting principle
  applicable to common shares        18,453    41,710     53,203   89,198
Cumulative effect of change
  in accounting principle              -         -          -       2,665
                                    -------   -------   --------  -------
Net income applicable to
  common shares                     $18,453   $41,710   $ 53,203  $91,863
                                    =======   =======   ========  =======

COMMON STOCK AND COMMON EQUIVALENT SHARES:

Weighted average common
  shares                             96,350   104,875     96,299  104,875
Equivalent common shares
  from stock options                    132      -           176     -
                                    -------   -------   --------  -------
Common stock and common
  equivalent shares                  96,482   104,875     96,475  104,875
                                    =======   =======   ========  =======
EARNINGS PER COMMON SHARE:

Income before cumulative
  effect of change in
  accounting principle              $  0.19   $  0.40   $   0.55  $  0.85
Cumulative effect of change
  in accounting principle               -         -          -       0.02
                                    -------   -------   --------  -------
Net income per common and
  common equivalent shares          $  0.19   $  0.40   $   0.55  $  0.87
                                    =======   =======   ========  =======

                                                                     EXHIBIT 11
                                                                     Page 2 of 2

                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


FULLY DILUTED EARNINGS PER SHARE CALCULATIONS

                                        Three Months        Nine Months
                                    Ended September 30,  Ended September 30,
                                    ------------------   ------------------
                                      1994      1993       1994      1993
                                    --------  --------   --------   -------
INCOME DATA:

Income before cumulative
  effect of change in
  accounting principle              $ 22,406  $ 41,710   $ 65,062  $ 89,198
  Cumulative effect of change
  in accounting principle               -         -          -        2,665
                                    --------  --------   --------  --------
Net income applicable to
  common shares                     $ 22,406  $ 41,710   $ 65,062  $ 91,863
                                    ========  ========   ========  ========
COMMON AND COMMON EQUIVALENT SHARES:

Weighted average common shares        96,350   104,875     96,299   104,875
Equivalent common shares from
  stock options                          214      -           205      -
Equivalent common shares from
  conversion of preferred stock        7,899      -         7,899      -
                                    --------  --------   --------  --------
Common and common equivalent
  shares                             104,463   104,875    104,403   104,875
                                    ========  ========   ========  ========

EARNINGS PER COMMON SHARE:

Income before cumulative
  effect of change in
  accounting principle              $   0.22  $   0.40   $   0.63  $   0.85
Cumulative effect of change
  in accounting principle                -         -          -        0.02
                                    --------  --------   --------  --------
Net income per common and
  common equivalent shares          $   0.22  $   0.40   $   0.63  $   0.87
                                    ========  ========   ========  ========